Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2010 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, November 1, 2010 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2010.

Financial Results for the Three Months and Nine Months Ended September 30, 2010

Comstock reported a net loss of $4.7 million or 10¢ per diluted share for the three months ended September 30, 2010 as compared to a net loss of $12.6 million or 28¢ per share for the three months ended September 30, 2009.

Comstock's production in the third quarter of 2010 of 17.2 billion cubic feet of natural gas equivalent ("Bcfe") was slightly higher than the 17.0 Bcfe produced in the third quarter of 2009.  Production from the Company's Haynesville shale wells of 84.7 million cubic feet of natural gas equivalent ("MMcfe") per day accounted for 45% of the Company's total production of 186.8 MMcfe per day in the third quarter of 2010, as compared to 57.8 MMcfe per day (31%) during the third quarter of 2009.  The Company's Haynesville shale production declined in the third quarter of 2010 as compared to the second quarter of 2010 due to the unavailability of high pressure pumping services required to complete the Haynesville shale wells that have been drilled.  As of September 30, 2010, Comstock had 26 operated Haynesville shale wells waiting on completion.  Beginning in October the Company has obtained adequate high pressure pumping services to resume completing the wells which should provide for production growth from its Haynesville shale operations in the fourth quarter.

Oil and natural gas prices improved in the third quarter of 2010 as compared to 2009's third quarter.  Comstock's average realized natural gas price increased 17% to $4.24 per Mcf for the third quarter of 2010 as compared to $3.63 per Mcf for the third quarter of 2009.  The Company's average realized oil price improved by 12% to $64.97 per barrel for the third quarter of 2010 as compared to $57.96 per barrel for the third quarter of 2009.  The improved oil and natural gas prices caused oil and gas sales to increase by 18% to $79.7 million in the third quarter of 2010 as compared to 2009's third quarter sales of $67.4 million.  Operating cash flow (before changes in working capital accounts) was $47.3 million in the third quarter of 2010 and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $54.6 million.

Comstock reported net income of $1.0 million or 2¢ per diluted share for the first nine months of 2010 as compared to a net loss of $29.7 million or 66¢ per share in the first nine months of 2009.  Comstock's production in the first nine months of 2010 increased 21% to 56.0 Bcfe as compared to the 46.4 Bcfe produced during the first nine months of 2009.  Comstock averaged $4.55 per Mcf for sales of its natural gas production in the first nine months of 2010, 12% higher than the $4.05 per Mcf realized during the first nine months of 2009.  Realized oil prices in the first nine months of 2010 averaged $66.54 per barrel, 43% higher than the $46.42 per barrel in 2009's first nine months.  Oil and gas sales for the first nine months of 2010 increased 38% to $276.5 million as compared with $200.7 million in the first nine months of 2009.  Operating cash flow (before changes in working capital accounts) generated by Comstock for the first nine months of 2010 was $174.8 million while EBITDAX was $197.9 million.

2010 Drilling Results

Comstock reported on the results to date of its 2010 drilling program.  The Company has spent $393.0 million during the first nine months of 2010 on its exploration and development activities, $262.6 million of which was spent on drilling activities and $130.4 million of which was spent to acquire leasehold to support future exploration activity.  During the first nine months of 2010, Comstock drilled 58 wells (35.3 net), 27 of which have been successfully completed as producing wells.  As of September 30, 2010 the Company also had eight wells drilling, including seven in the Haynesville or Bossier shale and one in the Eagle Ford shale.

In the East Texas/North Louisiana region, Comstock has drilled 55 wells (33.6 net) so far in 2010.   Fifty-four of the wells are Haynesville or Bossier shale wells.  As of November 1, 2010, twenty-four of the 54 Haynesville or Bossier shale wells drilled in 2010 have been completed and were put on production at an average per well initial production rate of 10.8 MMcfe per day.  Comstock expects to complete fourteen operated Haynesville or Bossier shale wells in the fourth quarter.

In addition to its Haynesville shale horizontal drilling program, Comstock has drilled two vertical wells during 2010.  Comstock successfully completed a Cotton Valley well in its Blocker field in East Texas and also completed the Julian Pasture #4 in its Ball Ranch field in South Texas.

Comstock has initiated development of its Eagle Ford shale acreage in Atascosa, Karnes and McMullen counties in South Texas.  Comstock has drilled the Rancho Tres Hijos #1H in McMullen county to a vertical depth of 11,020 feet with a 4,091 lateral and has drilled the NWR #1H in Atascosa county to a vertical depth of 8,715 feet with a 5,209 foot lateral.  These wells are scheduled for completion in November.  Comstock is currently drilling its third Eagle Ford shale well in Karnes county.

The Company′s previously announced sale of its non-core oil and gas properties in Mississippi remains on schedule to close during the fourth quarter of 2010.  Based on the sale price of $75.0 million, the Company expects to realize a net loss after income taxes of approximately $16.6 million on this divestiture.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday, November 2, 2010, to discuss the operational and financial results for the third quarter of 2010.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-866-825-1692 (international dial-in use 617-213-8059) and provide access code 29796865 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues:
Oil and gas sales	$79,720	$67,436	$276,491	$200,662

Operating expenses:
Production taxes	3,062	1,848	9,543	5,486
Gathering and transportation	4,101	1,368	12,308	3,962
Lease operating	13,002	12,803	41,150	41,015
Exploration	1,238	227	2,506	371
Depreciation, depletion and amortization	46,796	53,933	163,603	152,001
Impairment of oil and gas properties	26	115	213	115
General and administrative	9,400	8,689	28,965	27,559

Total operating expenses	77,625	78,983	258,288	230,509

Operating income (loss)	2,095	(11,547)	18,203	(29,847)

Other income (expenses):
Interest income	5	3	263	35
Other income	100	23	145	115
Gain on sale of assets	—	—	4,895	—
Interest expense	(7,108)	(3,244)	(22,551)	(8,307)

Total other income (expenses)	(7,003)	(3,218)	(17,248)	(8,157)

Income (loss) before income taxes	(4,908)	(14,765)	955	(38,004)
Benefit from income taxes	208	2,193	68	8,300
Net income (loss)	$(4,700)	$(12,572)	$1,023	$(29,704)

Net income (loss) per share:
Basic	$(0.10)	$(0.28)	$0.02	$(0.66)
Diluted	$(0.10)	$(0.28)	$0.02	$(0.66)

Weighted average shares outstanding:
Basic	45,623	45,032	45,537	44,992
Diluted	45,623 (1)	45,032 (1)	45,589	44,992 (1)

(1) Basic and diluted shares are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

OPERATING CASH FLOW:
Net income (loss)	$(4,700)	$(12,572)	$1,023	$(29,704)
Reconciling items:
Deferred income taxes	174	24,302	131	22,318
Depreciation, depletion and amortization	46,796	53,933	163,603	152,001
Impairment of oil and gas properties	26	115	213	115
Gain on sale of assets	—	—	(4,895)	—
Debt issuance costs and discount amortization	608	203	1,834	608
Stock-based compensation	4,388	4,046	12,930	11,533
Operating cash flow	47,292	70,027	174,839	156,871
Excess tax benefit from stock-based compensation	28	(50)	(1,503)	(974)
Decrease (increase) in accounts receivable	9,550	(1,767)	8,096	12,043
Decrease (increase) in other current assets	(8)	(22,724)	49,428	(23,378)
Increase (decrease) in accounts payable and accrued expenses	(6,850)	2,919	18,376	(26,712)

Net cash provided by operating activities	$50,012	$48,405	$249,236	$117,850

EBITDAX:
Net income (loss)	$(4,700)	$(12,572)	$1,023	$(29,704)
Interest expense	7,108	3,244	22,551	8,307
Income tax benefit	(208)	(2,193)	(68)	(8,300)
Depreciation, depletion and amortization	46,796	53,933	163,603	152,001
Impairment of oil and gas properties	26	115	213	115
Gain on sale of assets	—	—	(4,895)	—
Stock-based compensation	4,388	4,046	12,930	11,533
Exploration	1,238	227	2,506	371

EBITDAX	$54,648	$46,800	$197,863	$134,323

	As of September 30,
	2010	2009

BALANCE SHEET DATA:
Cash and cash equivalents	$4,350	$3,094
Derivative financial instruments	—	5,264
Income taxes receivable	—	37,796
Marketable securities	70,661	86,721
Other current assets	35,761	34,529
Property and equipment, net	1,817,962	1,546,745
Other	7,856	2,545

Total assets	$1,936,590	$1,716,694

Accounts payable and accrued expenses	$104,577	$93,036
Long-term debt	528,238	340,000
Deferred income taxes	224,686	212,327
Other non-current liabilities	9,575	6,030
Stockholders' equity	1,069,514	1,065,301

Total liabilities and stockholders' equity	$1,936,590	$1,716,694

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2010				For the Three Months Ended September 30, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	27	33	111	171	39	33	91	163
Gas production (MMcf)	12,134	3,404	616	16,154	10,486	4,831	659	15,976
Total production (MMcfe)	12,295	3,602	1,288	17,185	10,715	5,029	1,211	16,955

Oil sales	$1,932	$2,434	$6,797	$11,163	$2,502	$2,117	$4,836	$9,455
Gas sales	50,183	15,578	2,796	68,557	31,434	17,183	2,058	50,675
Gas hedging gains	—	—	—	—	—	7,306	—	7,306
Total gas sales	50,183	15,578	2,796	68,557	31,434	24,489	2,058	57,981
Total oil and gas sales	$52,115	$18,012	$9,593	$79,720	$33,936	$26,606	$6,894	$67,436

Average oil price (per barrel)	$71.71	$74.05	$60.68	$64.97	$64.15	$64.15	$53.14	$57.96
Average gas price (per Mcf)	$4.14	$4.58	$4.54	$4.24	$3.00	$3.56	$3.12	$3.17
Average gas price including hedging (per Mcf)	$4.14	$4.58	$4.54	$4.24	$3.00	$5.07	$3.12	$3.63
Average price (per Mcfe)	$4.24	$5.00	$7.45	$4.64	$3.17	$3.84	$5.69	$3.55
Average price including hedging (per Mcfe)	$4.24	$5.00	$7.45	$4.64	$3.17	$5.29	$5.69	$3.98

Production taxes	$1,832	$700	$530	$3,062	$602	$837	$409	$1,848
Gathering and transportation	$3,574	$433	$94	$4,101	$635	$624	$109	$1,368
Lease operating	$7,076	$3,031	$2,895	$13,002	$6,400	$3,373	$3,030	$12,803
Production taxes (per Mcfe)	$0.15	$0.19	$0.41	$0.18	$0.06	$0.17	$0.34	$0.11
Gathering and transportation (per Mcfe)	$0.29	$0.12	$0.07	$0.24	$0.06	$0.12	$0.09	$0.08
Lease operating (per Mcfe)	$0.58	$0.85	$2.25	$0.75	$0.59	$0.67	$2.50	$0.75

Oil and Gas Capital Expenditures:
Leasehold costs	$11,023	$57,031	$30	$68,084	$2,376	$313	$52	$2,741
Exploratory drilling	26,423	6,376	—	32,799	22,416	39	—	22,455
Development drilling	44,992	(105)	1,404	46,291	49,335	2,647	10	51,992
Other development	342	1,026	259	1,627	824	954	30	1,808
Total	$82,780	$64,328	$1,693	$148,801	$74,951	$3,953	$92	$78,996

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2010				For the Nine Months Ended September 30, 2009
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	114	114	329	557	167	122	295	584
Gas production (MMcf)	39,401	11,307	1,949	52,657	26,278	14,565	2,034	42,877
Total production (MMcfe)	40,085	11,993	3,924	56,002	27,278	15,299	3,803	46,380

Oil sales	$8,570	$8,571	$19,951	$37,092	$8,185	$6,310	$12,603	$27,098
Gas sales	174,031	55,637	9,731	239,399	91,009	55,293	6,930	153,232
Gas hedging gains	—	—	—	—	—	20,332	—	20,332
Total gas sales	174,031	55,637	9,731	239,399	91,009	75,625	6,930	173,564
Total oil and gas sales	$182,601	$64,208	$29,682	$276,491	$99,194	$81,935	$19,533	$200,662

Average oil price (per barrel)	$75.14	$75.01	$60.62	$66.54	$49.01	$51.72	$42.72	$46.42
Average gas price (per Mcf)	$4.42	$4.92	$4.99	$4.55	$3.46	$3.80	$3.41	$3.57
Average gas price including hedging (per Mcf)	$4.42	$4.92	$4.99	$4.55	$3.46	$5.19	$3.41	$4.05
Average price (per Mcfe)	$4.56	$5.35	$7.56	$4.94	$3.64	$4.03	$5.14	$3.89
Average price including hedging (per Mcfe)	$4.56	$5.35	$7.56	$4.94	$3.64	$5.36	$5.14	$4.33

Production taxes	$6,618	$1,308	$1,617	$9,543	$1,956	$2,370	$1,160	$5,486
Gathering and transportation	$10,573	$1,443	$292	$12,308	$1,444	$2,186	$332	$3,962
Lease operating	$21,838	$10,360	$8,952	$41,150	$20,489	$11,058	$9,468	$41,015
Production taxes (per Mcfe)	$0.17	$0.11	$0.41	$0.17	$0.07	$0.15	$0.31	$0.12
Gathering and transportation (per Mcfe)	$0.26	$0.12	$0.07	$0.22	$0.05	$0.14	$0.09	$0.09
Lease operating (per Mcfe)	$0.54	$0.86	$2.29	$0.73	$0.76	$0.73	$2.48	$0.88

Oil and Gas Capital Expenditures:
Leasehold costs	$50,401	$79,875	$158	$130,434	$9,544	$644	$155	$10,343
Exploratory drilling	49,861	6,376	—	56,237	88,917	1,932	—	90,849
Development drilling	197,486	2,065	1,404	200,955	117,187	26,433	121	143,741
Other development	2,217	2,349	760	5,326	4,036	4,232	326	8,594
Total	$299,965	$90,665	$2,322	$392,952	$219,684	$33,241	$602	$253,527